Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-238311) and Form S-8 (No. 333-237285) of HOOKIPA Pharma Inc. of our report dated March 18, 2021 relating to the financial statements, which appears in this Form 10-K.

Vienna, Austria

March 18, 2021

PwC Wirtschaftsprüfung GmbH

/s/ Stefano Mulas

German Certified Public Accountant